EXHIBIT 5.1

                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                               New York, NY 10038

September __, 1997

Mark IV Industries, Inc.
501 John James Audubon Parkway
P.O. Box 810
Amherst, New York 14226-0810

Re:      Mark IV Industries, Inc.
         Registration Statement on Form S-4 (File No. 333-____)

Ladies and Gentlemen:

We have acted as special counsel to Mark IV Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the above-referenced Registration Statement on Form S-4, (the "Registration Statement"), relating to the proposed issuance by the Company of $250,000,000 aggregate liquidation amount of the Company's 7 1/2% Senior Subordinated Notes due 2007 (the "Exchange Notes"), which are being registered under the Securities Act, in exchange (the "Exchange Offer") for up to $250,000,000 aggregate principal amount of the Company's outstanding 7 1/2% Senior Subordinated Notes due 2007 (the "Private Notes"). The Private Notes were issued under, and the Exchange Notes are to be issued under, the Indenture dated August 11, 1997, among the Company and Marine Midland Bank as Trustee.

As such counsel, we have examined originals or copies of (i) the Certificate of Incorporation and By-Laws of the Company, each as amended to date, (ii) the Indenture, (iii) the Registration Rights Agreement dated as of August 11, 1997 (the "Registration Rights Agreement") among the Company and the Initial Purchaser named therein and (iv) the Registration Statement. We have also examined original, reproduced or certified copies of all such records of the Company, such other agreements and such certificates of officers and representatives of the Company and others, and such statutes and authorities, as we have deemed relevant and necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of the copies of documents supplied to us as copies thereof. As to various questions of fact material to the opinions hereinafter expressed, we have relied on representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that:

     1. The Exchange Notes have been duly and validly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture against surrender and cancellation of a like aggregate principal amount of Private Notes pursuant to the Exchange Offer as contemplated in the Registration Rights Agreement, will constitute the legal, valid and binding obligations of the Company in accordance with their terms and the terms of the Indenture, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and court decisions with respect thereto, provided that we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

We consent to being named in the Registration Statement and related prospectus as counsel who are passing upon the legality of the Exchange Notes for the Company and to the reference to our name under the caption "Legal Matters" in such prospectus. We also consent to the filing of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP
STROOCK & STROOCK & LAVAN LLP